UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2009

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2009, AmericanWest Bancorporation (“Company”) entered into a Written Agreement with the Federal Reserve Bank of San Francisco (“FRB”). Under the terms of the Written Agreement, the Company cannot do any of the following without prior written approval of the FRB:

•	Declare or pay any dividends

•	Make any distributions of principal or interest on junior subordinated debentures

•	Incur, increase or guarantee any debt

•	Redeem any outstanding stock

The agreement also requires the Company to:

•	Submit a written capital plan that provides for sufficient capitalization of both the Company and its principal operating subsidiary, AmericanWest Bank

•	Comply with FRB regulations governing affiliate transactions

•

Comply with notice and approval requirements of the FDI Act related to the appointment of directors and senior executive officers or change in the responsibility of any current senior executive officer,

•	Comply with restrictions on paying or agreeing to pay certain indemnification and severance payments without prior written approval

•	Submit a quarterly progress report to the FRB

Substantially all of the requirements of the Written Agreement are similar to requirements imposed on the Company and the Bank pursuant to other regulatory orders and agreements, and the Company and the Bank have been operating in a manner consistent with those requirements. In addition, the Company took various actions on its own initiative, such as ceasing payment of dividends on its common stock and deferring distributions on subordinated debentures (trust preferred securities), before those actions were required by the regulators.

A copy of the Written Agreement is included herewith as Exhibit 10.1.

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the Company received a written notification from NASDAQ of non-compliance with Marketplace Rule 5450(a)(1) because the bid price for the Company’s common stock was below the $1.00 per share minimum requirement for a period of 30 consecutive trading days. A press release announcing the receipt of the NASDAQ notification was issued on September 21, 2009 and is included herewith as Exhibit 99.1.

Section 8 – Other Events

Item 8.01	Other Events

On September 17, 2009, AmericanWest Bank (the “Bank”), the principal operating subsidiary of the Company, received written notification from the Washington State Department of Financial Institutions, Division of Banks (“Division”) that the Supervisory Directive issued by the Division to the Bank on August 8, 2008 (“Directive”) had been rescinded, because the Directive had been effectively replaced by the Order to Cease and Desist, dated May 11, 2009, issued by the FDIC and the Division to the Bank.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)  Not applicable

(b)  Not applicable

(c)  Not applicable

(d)	Exhibit No.	Exhibit Description
	10.1	Written Agreement by and between AmericanWest Bancorporation and Federal Reserve Bank of San Francisco

	99.1	Press Release dated September 21, 2009, titled “AmericanWest Bancorporation Receives NASDAQ Notification of Non-Compliance with NASDAQ Minimum Bid Price Rule”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: September 21, 2009	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Chief Executive Officer